                           SECOND AMENDMENT TO LEASE



     This SECOND AMENDMENT to Lease is executed as of February 1, 1996, and amends that certain Lease between AutoImmune, Inc. ("Tenant") and Ledgemont Realty Trust u/d/t dated December 12, 1984 ("Landlord"), which Lease is dated December 3, 1992 (the "Original Lease") with respect to certain premises located on the 400 and 500 levels of Building B of One Ledgemont Center, Lexington, Massachusetts (the "Original Premises"), as amended by the First Amendment to Lease dated as of October 31, 1993 (the "First Amendment"), which added certain additional space on the 600 level of Building B to the Original Premises and certain additional space on the 500 levels of Building C located at One Ledgemont Center to the Original Premises (collectively, such additional space shall be referred to herein as the "First Expansion Premises") (collectively, the Original Premises and the First Expansion Premises shall be referred to as the "Premises").

                                   BACKGROUND
                                   ----------

     A. Tenant is currently the occupant of the Premises pursuant to the Original Lease as previously amended.

     B. Tenant desires to expand the Premises further to include 8,088 square feet on the 400 level of the Building B-Annex (the "B-Annex") located at One Ledgemont Center (the "Second Expansion Premises") presently occupied by Interneuron Pharmaceuticals, Inc. ("Interneuron").

     C. Landlord and Tenant are entering into this Second Amendment to Lease to set forth their respective understandings with respect to the further expansion of the Premises.

                                   AGREEMENTS
                                   ----------

     In consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

     1.  Expansion; Use of Second Expansion Premises.  The Premises leased by
         -------------------------------------------
Tenant under the Original Lease shall be expanded as of February 1, 1996 (such date being referred to as the "Second Expansion Premises Commencement Date") to include 8,088 square feet on the 400 level of the B-Annex as shown on Schedule 1 attached hereto and, in common with Landlord and others to whom Landlord may grant rights, the right to use the mechanical room beneath Tenant's present autoclave facility (the "Mechanical Room") for mechanical systems serving the Premises (collectively, the "Second Expansion Premises"). From and after the Second Expansion Premises Commencement Date, the term Premises in the Original Lease shall refer to the Original
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Premises, the First Expansion Premises and the Second Expansion Premises.  If
for any reason Landlord cannot timely deliver the entire Second Expansion Premises to Tenant, Landlord shall not be subject to any liability for the failure or delay in giving possession; but Landlord shall use reasonable efforts to deliver possession of the Second Expansion Premises as promptly as reasonably possible. Annual Fixed Rent and additional rent for the Second Expansion Premises to have been occupied immediately by Tenant shall be proportionately abated based on the area thereof not delivered until the same is available for occupancy by Tenant in the condition required under this Second Amendment.

     The Second Expansion Premises shall be used for the same purposes provided in the Original Lease for the Original Premises and no other purpose; provided however, that Tenant may also use the Second Expansion Premises for a pilot laboratory and bulk manufacturing facility for Tenant's product known as Colloral as authorized in the letter of December 18, 1995, from Fredric G. Bader, Ph.D., Tenant's Vice President, Operations to (and countersigned by) Steven R. Frederickson, P.E., Building Commissioner of the Town of Lexington.

     Prior to use thereof, Tenant shall have access to the Mechanical Room with Landlord's prior written approval (which shall not be unreasonably withheld or delayed) for purposes of inspecting and measuring the same in connection with Tenant's intended installations, and following installation, for purposes of monitoring and servicing such installations. Tenant shall make no installations in the Mechanical Room without Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed but may be conditioned to promote building safety or functioning or to accommodate Tenant's rights of use of the Mechanical Room with the rights of others thereto, including without limitation Landlord. At the end of the Term, Tenant shall remove, or leave in place, at Landlord's sole election (which may be made separately as to separate equipment) the equipment installed in the Mechanical Room pursuant hereto.

     2.  Finish Work.  Landlord shall deliver the Second Expansion Premises in
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their then existing condition with no obligation to perform any work therein except as stated in the following sentence. Landlord shall, on or before the Second Expansion Premises Commencement Date take reasonable steps to deliver the Second Expansion Premises to Tenant in broom clean condition and free of debris, radioactivity, chemical and other environmental hazards and, to the extent of its legal authority to do so, property not removed by Interneuron.

     3.  Annual Fixed Rent.  Except as stated in the following subparagraphs of
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this Section 3, from and after the Second Expansion Premises Commencement Date,
Tenant shall pay Annual Fixed Rent for the entire Second Expansion Premises at the same

                                      -2-
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rates per square foot as stated in the Original Lease for the Original Premises
(plus all additional rent according to Tenant's Percentages as stated herein).

     (A) Tenant shall pay $5,827.00 per month as Annual Fixed Rent, plus all additional rent, including Operating Expenses, according to Tenant's Percentage as stated herein) and utilities for the Second Expansion Premises for the period from the Second Expansion Premises Commencement Date through and including December 2, 1997, pro rated for any partial month at the beginning of the Term as to the Second Expansion Premises, payable in equal monthly installments on the first day of each month and commencing on the Second Expansion Premises Commencement Date.

     (B) Without limiting the foregoing, Tenant shall pay Annual Fixed Rent for the entire Second Expansion Premises at the same rates per square foot as stated in the Original Lease for the Original Premises (plus all additional rent according to Tenant's Percentages as stated herein) from December 3, 1997 through December 2, 1999.

     4.  Tenant's Percentage Share.  From and after the Second Expansion
         -------------------------
Premises Commencement Date Tenant's Percentage Share as to the Second Expansion Premises shall equal 6.154% for Operating Expenses and 4.4362% for Real Estate Taxes.

     5.  Right of First Offer.  The Original Lease is amended by adding the new
         --------------------
Section 2.11 Right of First Offer as follows:
             --------------------

     In the event this Lease is in full force and effect without notice of default to Tenant both at the time of exercise and when the Term is to begin, or, as to the time of exercise only, if such notice of default has been given, Tenant is acting promptly and diligently to cure the same and applicable grace periods, if any, have not expired, and the original Tenant holds the entire Tenant's interest hereunder and is in occupancy of the entire Premises and engaged in the active conduct of its business, the original Tenant shall have a "right of first offer" to lease all the premises presently leased to Sandoz Chemicals Biotech Research Corp. (now known as Clariant Biotech Research Corporation) as shown on Schedule 2 attached hereto (the "First Offer Premises") in their then existing condition with no obligation in Landlord with regard to altering or improving the condition thereof for an Annual Fixed Rent at the same rate as Tenant pays under this Lease for the balance of its Premises for a term ending on the Lease Ending Date as the same may be extended as provided in the Lease and otherwise on all the terms and conditions of this Lease. The right of first offer shall be as follows.

     The First Offer Premises are presently occupied by Sandoz Chemicals Biotech Research Corp. (now known as Clariant Biotech Research Corporation) under lease. If, during the Term of the Lease, the First Offer Premises are to (or have) become available for Tenant's use, Landlord shall so notify Tenant. Such notice shall state the date on which the First Offer Premises would be added to Tenant's leased premises under this Lease (or, if that date is uncertain, may state the earliest date the First Offer Premises could be added to Tenant's leased premises under this Lease) and shall be given not sooner than ninety (90) nor later than forty-five (45) days before such date (or, if given sooner, shall not be effective until the first of such dates). Tenant shall have the right to lease the First Offer Premises on the terms and conditions stated above if (but only if) (1) Tenant gives Landlord written notice of its intention to do so within fifteen (15) business days of receipt (or the effective date, if later) of Landlord's notice of availability and also (2) executes and delivers to Landlord, within thirty (30) business days of receipt thereof, the amendment adding the First Offer Premises to this Lease on the terms and conditions stated above, and Tenant's failure to do either of these acts within the time stated (time being of the essence) shall terminate Tenant's right to lease the First Offer Premises hereunder.

     Landlord shall not be obligated to offer the First Offer Premises to Tenant
(1) so long as the Sandoz Chemicals Biotech Research Corp. or any person claiming by, through or under it (the "Present Tenant") wishes to continue to occupy the First Offer Premises, whether under the present lease, any extension or renewal thereof, a new lease or otherwise. Accordingly, Tenant acknowledges that Tenant's right of first offer in no way limits Landlord's right to negotiate and grant the Present Tenant further rights of occupancy (under lease or otherwise) in premises which include the First Offer Premises.

     Tenant shall have the right to inspect the First Offer Premises on reasonable notice at any reasonable time and from time to time after Landlord's notice of its availability.

     6.  Broker.  Tenant represents and warrants to Landlord that it has not
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dealt with any broker other than Landlord's Agent, Beal and Company, Inc., in connection with this Second Amendment to Lease and agrees to indemnify and save Landlord harmless from all loss, claim, damage, cost or expense (including reasonable attorney's fees of counsel of Landlord's choice against whom Tenant makes no reasonable objection) arising from any breach of this representation and warranty. This warranty and representation shall survive the term or any early termination of this Lease. Landlord shall be responsible for the payment of any commission, fee or other sum due to Beal and Company, Inc. in connection with this Second Amendment.

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     7.  Lender's Consent.  Landlord agrees to use reasonable efforts to obtain
         ----------------
its existing first mortgage lender's consent to this Second Amendment. "Reasonable efforts" shall be deemed satisfied if, prior to expiration of the condition set forth in Section 13, Landlord submits a written request to that effect to the lender together with a copy of the executed Second Amendment and such other materials as Tenant may reasonably request. Landlord and Tenant acknowledge that this Second Amendment shall not be binding on them, notwithstanding their execution here, until such lender has given its written consent or Landlord and Tenant have separately agreed in writing that this Second Amendment shall be effective notwithstanding lack of such lender's consent. At any time following execution of this Second Amendment by each of Landlord and Tenant, and prior to such lender's consent, (i) Tenant may withdraw its execution hereof for lack of such lender's consent on not less than twenty-one (21) calendar days prior notice to Landlord, which withdrawal shall be effective unless Landlord obtains such lender's consent within such twenty-one days and (ii) Landlord shall be deemed to have withdrawn its execution hereof for lack of such lender's consent at the time Tenant's withdrawal becomes effective.

     8.  Notice of Lease.  Landlord and Tenant agree to execute and record an
         ---------------
amendment to the Notice of Lease accurately reflecting, to the extent required under Massachusetts General Laws, Chapter 183, Section 4, the terms of the Lease as amended through this Second Amendment. Such amended Notice of Lease shall in no event be recorded prior to the later to occur or (i) lender's consent hereto under Section 8 and (ii) expiration of the condition set forth in Section 13.

     9.  Parking.  In addition to the parking presently identified to Tenant
         -------
under the Original Lease, Tenant shall be entitled to use, in the same manner and degree as provided in the Original Lease, commencing on the effective date of this Second Amendment, twenty-six (26) additional parking spaces in a location designated by Landlord. Consistent with others rights thereto, Landlord shall use reasonable efforts to designate parking convenient to the Second Expansion Premises.

     10.  Defined Terms.  Capitalized terms used in this Second Amendment to
          -------------
Lease, but not defined herein, shall have the meaning ascribed to them in the Original Lease or the First Amendment or this Second Amendment to Lease, as the case may be.

     11.  Ratification.  Except as amended hereby, the Original Lease, including
          ------------
the First Amendment and the Second Amendment to Lease, is hereby ratified and confirmed.

     12.  Amendment Conditional.  This Second Amendment is conditioned on
          ---------------------
Landlord or Landlord's agent, Beal & Company, Inc., obtaining an executed release of the Second Amendment

Premises from Interneuron Pharmaceuticals, Inc. If Landlord has not obtained such release by the Second Expansion Premises Commencement Date, then Landlord may elect either to delay the effective date of this Second Amendment or to terminate this Second Amendment, effective retroactive to the date of execution hereof.

     Executed as a sealed Massachusetts instrument as of the day first written above.

                                      LEDGEMONT REALTY TRUST



                                      By:/s/
                                         ----------------------------
                                         Trustee and not individually


                                      AUTOIMMUNE, INC.



                                      By:/s/ Frederic G. Bader
                                         ----------------------------
                                         Name: Frederic G. Bader
                                         Title: V.P. Operations


                                      -6-
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                    SCHEDULE 1 - SECOND EXPANSION PREMISES
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                                Diagram omitted

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                  SCHEDULE 2 - RIGHT OF FIRST OFFER PREMISES
                  ----------

                                Diagram omitted

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